UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported: April 9, 2008

National CineMedia, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33296	20-5665602
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

9110 E. Nichols Ave., Suite 200

Centennial, Colorado 80112-3405

(Address of principal executive offices, including zip code)

(303) 792-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On April 9, 2008, National CineMedia, Inc. (“NCM Inc.”), as sole manager of National CineMedia, LLC (“NCM LLC”), issued common membership units to the members of NCM LLC (the “Founding Members”) as shown in the table below, pursuant to net new theatres and attendees added to NCM LLC’s network in accordance with the annual common unit adjustment provisions of the Common Unit Adjustment Agreement dated as of February 13, 2007, by and among NCM Inc., NCM LLC, Regal Cinema Holdings, LLC (“Regal”), American Multi-Cinema, Inc. (“AMC”), Cinemark Media, Inc. (“Cinemark”), Regal Cinemas, Inc. and Cinemark USA, Inc.

Name of Member	Number of Units Owned Prior to 2007 Adjustment (as of Dec. 27, 2007)		Number of Units Issued per 2007 Adjustment	Total Number of Units Owned Post 2007 Adjustment (as of Dec. 27, 2007)
AMC	17,474,890		939,853	18,414,743
Cinemark	13,145,349		846,303	13,991,652
Regal	21,230,712		758,793	21,989,505
NCM Inc.	42,000,000	(1)	0	42,000,000

Total	93,850,951		2,544,949	96,395,900

(1)	Excludes 31,164 restricted shares and 278,119 stock options which have vested subsequent to December 27, 2007.

Following the issuance of common membership units pursuant to the annual adjustment for fiscal 2007, each member’s ownership interest in NCM LLC has changed as follows:

Name of Member	Ownership Interest Prior to 2007 Adjustment (as of Dec. 27, 2007)	Ownership Interest Post 2007 Adjustment (as of Dec. 27, 2007)	Change
AMC	18.62%	19.10%	+0.48
Cinemark	14.01%	14.52%	+0.51
Regal	22.62%	22.81%	+0.19
NCM Inc.	44.75%	43.57%	- 1.18

Pursuant to NCM Inc’s Amended and Restated Certificate of Incorporation and NCM LLC’s Third Amended and Restated Limited Liability Company Operating Agreement, members of NCM LLC, other than NCM Inc., may choose to have common membership units redeemed, and NCM Inc. may elect to issue cash or shares of its common stock on a one-for-one basis. Therefore, the NCM LLC units issued to the Founding Members may be redeemable for an equal number of shares of NCM Inc.’s common stock.

Neither NCM Inc. nor NCM LLC received any cash consideration in exchange for the issuance of the units. In addition to the issuance of the units, cash was issued in lieu of partial units in the amounts of $15.28, $12.66 and $0.14 to AMC, Cinemark and Regal, respectively.

The units were issued in reliance upon the exemption from the registration requirements of the Securities Act provided for by Section 4(2) thereof for transactions not involving a public offering. Appropriate legends have been affixed to the securities issued in this transaction. The Founding Members had adequate access, through business or other relationships, to information about NCM Inc.

Discussion of Common Unit Adjustment Calculation

Methodology

The Common Unit Adjustment Agreement provides a mechanism for adjusting membership units held by the Founding Members, based on increases or decreases in attendance associated with theatre additions and dispositions by each Founding Member.

Increases in attendance associated with theatre additions are included in the unit adjustment if arising from acquisition of a theatre or opening of a newly constructed theatre, except that lease renewals and extensions are not included and acquired theatres, subject to an agreement with an alternative cinema advertising provider, will not be included until certain run out payments are made to NCM LLC by the Founding Member acquiring the theatre pursuant to its ESA or until such third party cinema advertising agreement expires.

Decreases in attendance associated with theatre dispositions are included in the unit adjustment if arising from the closure or sale of a theatre, unless the purchaser or sublessee enters into an agreement with NCM LLC similar to the ESA, the theatre is closed at the end of its lease term in effect on February 13, 2007 (the Common Unit Adjustment Agreement date), the theatre is closed at the end of an initial term of a lease entered into after February 13, 2007, or a non-digitized theatre is closed within the last three years of the term of a lease in effect on February 13, 2007.

The adjustment of membership units pursuant to the Common Unit Adjustment Agreement are conducted annually, except that an earlier adjustment will occur for a Founding Member if its acquisition or disposition of theatres, in a single transaction or cumulatively since the most recent adjustment, will cause a change of two percent or more in the total annual attendance. The changes in 2007 attendance were calculated based on attendance at the relevant theatres during the twelve months prior to the acquisition or disposition date; however, if an acquired or new build theatre was not operating during all twelve months prior to the acquisition or opening date, the change in annual attendance was calculated based on 75% of the projected, year 1 annual attendance for such theatre, as determined in approving development by the Founding Members’ board of directors (or other investment committee designated by the board). Additionally, in the calculations for adjustment upon acquisition, new openings, closures or disposition, only one-half of the attendance was included for theatres that were not digitized.

Discussion of changes in screens and attendance:

•	The aggregate net attendance adjustment used in calculating the Common Unit Adjustment was an increase of 13,002,396 attendees.

•

The total attendance increase was 17,922,528 attendees, of which 17,475,464 attendees related to newly opened theatres (projected attendance of 23,300,619 weighted at 75%) and 447,064 attendees related to acquisitions. All of these attendees were added on digital screens. A total of 492 screens were added resulting in an average attendance per new screen of approximately 36,428.

•

The total attendance decrease due to dispositions was 4,920,132 attendees, of which 3,877,623 attendees were digital dispositions and 1,042,509 attendees were non-digital dispositions (attendance of 2,085,018 weighted at 50%). A total of 234 screens were disposed of resulting in an average attendance per disposed screen of approximately 21,026.

•

Though excluded from the calculation, it is important to note that the decrease in attendance due to end of lease screen closures was 1,834,313 attendees, of which 1,333,731 attendees were from digital screens and 500,582 attendees were from non-digital screens (attendance of 1,001,164 weighted at 50%). A total of 114 screens were closed due to end of lease screen closures resulting in an average attendance per excluded screen of approximately 16,090. This attendance per screen average included ten screens in one theatre that was owned by a Founding Member and sold for its real estate value. This owned theatre had an average attendance per screen of 38,219. Excluding the ten owned screens, the average attendance per end of term lease closure screen would have been approximately 13,963. These attendees are approximately 27% of the total attendance loss from dispositions and end of lease closures. Based on an internal review of the markets where these closed theatres were located, we believe that most of these attendees will shift to nearby theatres that have been in our network since prior to February 13, 2007 and included in the initial ownership calculations.

Calculation of the Common Unit Adjustment: (as of and for the fiscal year ended December 27, 2007, except as noted)

Outstanding Equity Equivalents (1)	93,978,656
Times – NCM Inc. Share Price (2)	$26.0158

NCM LLC Equity Value	$2,444,929,919

Long-Term Funded Debt	$784,000,000
NCM Inc. Required Contribution with Respect to Included Options	$2,103,592
Less NCM LLC Cash and Cash Equivalents (3)	($9,564,862)

NCM LLC Enterprise Value	$3,221,468,649

Divided by – Attendance Total (4)	632,646,102

NCM LLC Enterprise Value per Attendee	$5.09205484

Times – aggregate Net Attendance Adjustment (for the period February 13, 2007 through December 27, 2007)	13,002,396

Value of aggregate Net Attendance Adjustment	$66,208,912

Divided by – NCM Inc. Share Price (2)	$26.0158

Common Unit Adjustment (in whole units)	2,544,949

Cash in lieu of partial units issued Founding Members	$28.08

(1)	Includes 42,000,000 shares of NCMI outstanding common stock, 51,850,951 NCM LLC units held by the Founding Members, and 127,705 outstanding options deemed exercised under the treasury stock method. This excludes restricted shares which were not vested in the 2007 adjustment year.

(2)	Represents the 60-day weighted average share price of NCM Inc.

(3)	Includes $2,103,592 related to the amount NCM, Inc. would be required to contribute to NCM LLC with respect to the 127,705 Options discussed in footnote (1) above.

(4)	Includes screens from network affiliates and Loews Cineplex Entertainment Inc.

NCM Inc. will further discuss the issuance of common membership units for 2007 on its first quarter fiscal 2008 conference call tentatively scheduled for Tuesday, May 6, 2008.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation. (Incorporated by reference to Exhibit 4.1 from the Registrant’s Registration Statement on Form S-8 (File No. 333-140652) filed on February 13, 2007.)

10.1	National CineMedia, LLC Third Amended and Restated Limited Liability Company Operating Agreement dated as of February 13, 2007, by and among American Multi-Cinema, Inc., Cinemark Media, Inc., Regal CineMedia Holdings, LLC and National CineMedia, Inc. (Incorporated by reference to Exhibit 10.1 to NCM Inc.’s Current Report on Form 8-K (File No. 001-33296) filed on February 16, 2007.)

10.2	Common Unit Adjustment Agreement dated as of February 13, 2007, by and among National CineMedia, Inc., National CineMedia, LLC, Regal CineMedia Holdings, LLC, American Multi-Cinema, Inc., Cinemark Media, Inc, Regal Cinemas, Inc. and Cinemark USA, Inc. (Confidential treatment granted as to certain portions, which portions were omitted and filed separately with the Commission.) (Incorporated by reference to Exhibit 10.6 to NCM Inc.’s Current Report on Form 8-K (File No. 001-33296) filed on February 16, 2007.)

10.3	Registration Rights Agreement dated as of February 13, 2007, by and among National CineMedia, Inc., American Multi-Cinema, Inc., Regal CineMedia Holdings, LLC and Cinemark Media, Inc. (Incorporated by reference to Exhibit 10.11 to NCM Inc.’s Current Report on Form 8-K (File No. 001-33296) filed on February 16, 2007.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, NCM Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL CINEMEDIA, INC.

Dated: April 14, 2008	By:	/s/ Ralph E. Hardy
Ralph E. Hardy
Executive Vice President, General Counsel and Secretary